Exhibit 99.1

FOR IMMEDIATE RELEASE

Group 1 Automotive Announces Record First Quarter 2021 Financial Results
Market Recovery & Cost Discipline Drive 242.5% Increase in EPS
HOUSTON, April 29, 2021 - Group 1 Automotive, Inc. (NYSE: GPI), (“Group 1” or the “Company”), an international, Fortune 500 automotive retailer, today reported first quarter 2021 financial results.
First quarter 2021 net income per diluted share was a first-quarter record of $5.52, a 242.5 percent increase from $1.61 per diluted share as reported for first quarter 2020. First quarter 2021 adjusted net income per diluted share (a non-GAAP measure) was also a first quarter record of $5.57, a 236.2 percent increase from $1.66 per diluted share as reported for first quarter 2020. First quarter 2021 net income was a first quarter record of $101.9 million, a 242.3 percent increase compared to net income of $29.8 million in the same period of 2020. First quarter 2021 adjusted net income (a non-GAAP measure) was also a first quarter record of $102.7 million, a 236.0 percent increase compared to adjusted net income of $30.6 million for the same period of 2020. The Company’s 2021 first quarter total revenues was a first quarter record of $3.0 billion, an 11.9 percent increase compared to the total revenues of $2.7 billion in the same period of 2020. This revenue increase was driven by U.S. new and used vehicle revenue growth of more than 20 percent.
First quarter 2021 adjusted net income and diluted earnings per share excluded net after-tax adjustments of $1.7 million, or $0.09 per common share, primarily related to catastrophic event losses, which were partially offset by gains of $0.8 million, or $0.04 per common share, related to legal matters; and $0.2 million, or $0.01 per common share, related to real estate and dealership transactions. First quarter 2020 adjusted net income and diluted earnings per share excluded a net after-tax adjustment of $0.8 million, or $0.04 per share, primarily related to severance costs in Brazil associated with downsizing the operation due to COVID-19. Reconciliations of non-GAAP financial measures are included in the attached financial tables. Certain disclosures may not compute due to rounding.
“I am especially pleased with these record first quarter results given significant business interruption in both our U.S. and U.K. markets during the quarter. We lost a week of business in most of our Texas and Oklahoma operations due to the well-publicized February winter storm,” said Earl J. Hesterberg, Group 1’s President and Chief Executive Officer. “Additionally, our U.K. showrooms were closed for the entire quarter due to government mandated lockdown measures. Clearly these factors reduced our sales and service volume to some degree, which makes our outstanding financial performance even more remarkable.”
Consolidated Results for First Quarter 2021 (year-over-year comparable basis)
The Company’s consolidated total revenues increased 11.9 percent, to $3.0 billion. Total gross profit increased 17.8 percent, to $490.7 million. Same Store total revenues increased 11.8 percent on a constant currency basis, to $3.0 billion. Same Store total gross profit increased 18.4 percent on a constant currency basis, to $489.6 million.
•New vehicle revenue increased 15.0 percent, on a 4.3 percent increase in unit sales. New vehicle gross profit per retail unit (PRU) increased 51.2 percent, to $2,687. Same Store new vehicle revenue increased 14.8 percent on a constant currency basis, on 5.0 percent higher unit sales. Same Store new vehicle gross profit PRU increased 51.0 percent on a constant currency basis, to $2,689.

•Used vehicle retail revenue increased 15.4 percent, on 3.4 percent higher unit sales. Same Store used retail vehicle revenue increased 15.2 percent on a constant currency basis, on 4.7 percent higher unit sales. Same Store used retail gross profit PRU increased 35.2 percent on a constant currency basis, to $1,567.

•Parts and service gross profit increased 1.5 percent, on a 2.7 percent decrease in revenue. Same Store parts and service gross profit increased 2.0 percent on a constant currency basis, on a 2.2 percent decrease in revenue.

•Finance and Insurance (F&I) gross profit PRU increased 8.8 percent, to $1,695. Same Store F&I gross profit PRU increased 8.2 percent on a constant currency basis, to $1,696.

•Selling, General and Administrative (SG&A) expenses as a percent of gross profit and adjusted SG&A expenses as a percent of gross profit both decreased 1,380 basis points, to 64.9 percent and 64.7 percent, respectively. Same Store SG&A expenses as a percent of gross profit and adjusted SG&A expenses as a percent of gross profit both decreased 1,360 basis points, to 64.8 percent and 64.6 percent, respectively.
Segment Results for First Quarter 2021 (year-over-year comparable basis)
For ease of comparison, we have listed the results for the United Kingdom and Brazil on a constant currency basis (a non-GAAP measure) both below and within the financial tables that follow:
United States:
The Company’s U.S. operations accounted for 79.9 percent of total revenues and 84.6 percent of total gross profit. Total U.S. revenues increased 19.8 percent, to $2.4 billion. Total gross profit increased 21.8 percent, to $415.3 million. Same Store U.S. total gross profit increased 22.9 percent, to $415.0 million.
•Same Store new vehicle revenue grew 27.2 percent, as units increased 20.1 percent. Same Store new vehicle gross profit grew 73.4 percent as gross profit per unit increased $854, a 44.4 percent increase, to $2,777.
•Same Store used retail revenue grew 23.7 percent, as units increased 11.5 percent. Same Store used retail gross profit per unit increased 42.2 percent, to $1,655.
•Same Store parts and service revenue decreased 2.1 percent. Same Store parts and service gross profit increased 1.8 percent, to $164.7 million.
•F&I gross profit PRU grew 3.4 percent, to $1,931. Same Store F&I gross profit PRU increased 3.1 percent, to $1,931.
•SG&A expenses as a percent of gross profit decreased 1,250 basis points, to 63.0 percent. Adjusted SG&A expenses as a percent of gross profit decreased 1,260 basis points, to 62.9 percent. Same Store adjusted SG&A expenses as a percent of gross profit decreased 1,240 basis points, to 62.8 percent.
“In March 2021, customers returned to our dealerships in droves. In comparison to March 2020, our sales customer lead traffic was up 43 percent, service appointments were up 25 percent, and our customer pay repair order count was up 23 percent,” said Daryl Kenningham, Group 1's President of U.S. and Brazilian Operations. “This increase in service business was dramatically higher than January and February and bodes well for a very strong spring and summer in our workshops.”
United Kingdom:
COVID-19 restrictions on U.K. businesses kept dealership showrooms closed throughout the first quarter of 2021. As of mid-April 2021, the sanctions have been cleared and our dealerships are fully open.
The Company’s U.K. operations accounted for 18.3 percent of total revenues and 13.5 percent of total gross profit. Same Store total revenues decreased 13.4 percent, to $547.2 million, and Same Store total gross profit decreased 4.1 percent, to $65.3 million.
•Same Store new vehicle revenue decreased 18.2 percent, as new units decreased 26.1 percent. Same Store new vehicle gross profit grew 12.3 percent, as gross profit per unit increased 51.9 percent, to $2,260.
•Same Store used retail revenue decreased 5.1 percent, as used retail units decreased 10.9 percent. Same Store used retail gross profit per unit decreased 6.4 percent, to $1,149.
•Same Store parts and service revenue decreased 3.3 percent, while gross profit increased by 3.4 percent, to $32.0 million.
•Same Store F&I gross profit PRU decreased 9.1 percent, to $774.
•Same Store SG&A expenses as a percent of gross profit decreased 1,800 basis points, to 73.8 percent.

“I’m extremely proud of our U.K. team for their performance during the five months from November 5th through early April when our showrooms were closed. This resulted in the closure of our physical vehicle sales departments. Nevertheless, our U.K. operation remained solidly profitable for the first quarter, as well as the entire five-month closure period,” commented Hesterberg.
Brazil:
COVID-19 sanctions continued to enforce closure of dealership showrooms and business operations throughout the first quarter of 2021. As of mid-April 2021, the business lockdowns were lifted and dealership showrooms are fully open.
The Company’s Brazilian operations accounted for 1.9 percent of total revenue and 1.9 percent of total gross profit. Same Store total revenue decreased 24.9 percent, to $56.1 million, and Same Store total gross profit increased 8.9 percent, to $9.4 million.
•Same Store new vehicle revenue decreased 26.5 percent, as new units decreased 40.6 percent. Same Store new vehicle gross profit increased 19.6 percent, as gross profit per unit increased 101.3 percent, to $2,894.
•Same Store used retail revenue decreased 33.6 percent, as used retail units decreased 53.0 percent. Same Store used retail gross profit per unit increased 176.9 percent, to $2,148.
•Same Store parts and service revenue increased 2.3 percent, while gross profit decreased by 1.1 percent, to $3.3 million.
•Same Store F&I gross profit PRU increased 80.6 percent, to $816.
•Same Store SG&A expenses as a percent of gross profit decreased by 2,250 basis points, to 76.2 percent. Adjusted SG&A expenses as a percent of gross profit decreased by 1,420 basis points, to 76.2 percent.
Hesterberg added, “Our high volume Honda and Toyota dealerships located in São Paulo were closed much of the quarter. Nevertheless, strong margins and cost reductions kept our Brazilian operations profitable for the quarter.”
Corporate Development
As previously announced in March, the Company acquired two Toyota franchises on Cape Cod that are expected to generate approximately $120 million in annual revenues. The Company disposed of a Cadillac franchise in the Dallas-Fort Worth market and a MINI franchise in the El Paso market that generated approximately $40 million in trailing-twelve-month revenues. Additionally, the Company terminated a U.K. Ford franchise in February and disposed of a Mississippi Kia franchise in April, which together generated approximately $30 million in trailing-twelve-month revenues.

First Quarter 2021 Earnings Conference Call Details
Group 1’s senior management will host a conference call today at 10 a.m. ET to discuss the first quarter 2021 financial results. The conference call will be simulcast live on the Internet at group1auto.com, then click on ‘Investor Relations’ and then ‘Events’ or through this link: group1corp.com/events. A webcast replay will be available for 30 days.
The conference call will also be available live by dialing in 15 minutes prior to the start of the call at:
Domestic:     1-888-317-6003
International:     1-412-317-6061
Conference ID:    7821943
A telephonic replay will be available following the call through May 6, 2021 by dialing:
Domestic:     1-877-344-7529
International:     1-412-317-0088
Replay ID:    10153988
ABOUT GROUP 1 AUTOMOTIVE, INC.
Group 1 owns and operates 182 automotive dealerships, 233 franchises, and 49 collision centers in the United States, the United Kingdom and Brazil that offer 31 brands of automobiles. Through its dealerships, the Company sells new and used cars and light trucks; arranges related vehicle financing; sells service contracts; provides automotive maintenance and repair services; and sells vehicle parts.
Investors please visit group1corp.com, group1auto.com, group1collision.com, acceleride.com, facebook.com/group1auto, and twitter.com/group1auto, where Group 1 discloses additional information about the Company, its business, and its results of operations.
FORWARD-LOOKING STATEMENTS
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements related to future, not past, events and are based on our current expectations and assumptions regarding our business, the economy and other future conditions. In this context, the forward-looking statements include statements regarding our goals, plans, and business strategy to repurchase shares of Group 1 common stock, our expectations regarding the reinstatement of our quarterly dividend as well as other statements, and may include words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "should," "foresee," "may" or "will" and similar expressions. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause actual results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) board approval of future dividends, (b) general economic and business conditions, (c) the level of manufacturer incentives, (d) the future regulatory environment, (e) our ability to obtain an inventory of desirable new and used vehicles and impact of supply chain disruptions which occur from time to time, (f) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (g) our cost of financing and the availability of credit for consumers, (h) our ability to complete acquisitions and dispositions and the risks associated therewith, (i) foreign exchange controls and currency fluctuations, (j) our ability to retain key personnel, (k) the impacts of COVID-19 on our business, (l) the impacts of any potential global recession, and (m) our ability to maintain vehicle margins, implement and maintain expense controls, and maintain sufficient liquidity to operate. For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

NON-GAAP FINANCIAL MEASURES, SAME STORE DATA, AND OTHER DATA
In addition to evaluating the financial condition and results of our operations in accordance with U.S. GAAP, from time to time our management evaluates and analyzes results and any impact on the Company of strategic decisions and actions relating to, among other things, cost reduction, growth, profitability improvement initiatives, and other events outside of normal, or "core," business and operations, by considering alternative financial measures not prepared in accordance with U.S. GAAP. In our evaluation of results from time to time, we exclude items that do not arise directly from core operations, such as non-cash asset impairment charges, out-of-period adjustments, legal matters, gains and losses on dealership franchise or real estate transactions, and catastrophic events, such as hailstorms, hurricanes, and snow storms. Because these non-core charges and gains materially affect the Company's financial condition or results in the specific period in which they are recognized, management also evaluates, and makes resource allocation and performance evaluation decisions based on, the related non-GAAP measures excluding such items. This includes evaluating measures such as adjusted selling, general and administrative expenses, adjusted net income, adjusted diluted earnings per share, and constant currency. These adjusted measures are not measures of financial performance under U.S. GAAP, but are instead considered non-GAAP financial performance measures. Non-GAAP measures do not have definitions under U.S. GAAP and may be defined differently by, and not be comparable to similarly titled measures used by, other companies. As a result, any non-GAAP financial measures considered and evaluated by management are reviewed in conjunction with a review of the most directly comparable measures calculated in accordance with U.S. GAAP. We caution investors not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable U.S. GAAP measures.

In addition to using such non-GAAP measures to evaluate results in a specific period, management believes that such measures may provide more complete and consistent comparisons of operational performance on a period-over-period historical basis and a better indication of expected future trends. Our management also uses these adjusted measures in conjunction with U.S. GAAP financial measures to assess our business, including communication with our Board of Directors, investors, and industry analysts concerning financial performance. We disclose these non-GAAP measures, and the related reconciliations, because we believe investors use these metrics in evaluating longer-term period-over-period performance, and to allow investors to better understand and evaluate the information used by management to assess operating performance. The exclusion of certain expenses in the calculation of non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. We anticipate excluding these expenses in the future presentation of our non-GAAP financial measures.

In addition, we evaluate our results of operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our underlying business and results of operations, consistent with how we evaluate our performance. We calculate constant currency percentages by converting our current period reported results for entities reporting in currencies other than U.S. dollars using comparative period exchange rates rather than the actual exchange rates in effect during the respective periods. The constant currency performance measures should not be considered a substitute for, or superior to, the measures of financial performance prepared in accordance with U.S. GAAP. The Same Store amounts presented include the results of dealerships for the identical months in each period presented in comparison, commencing with the first full month in which the dealership was owned by us and, in the case of dispositions, ending with the last full month it was owned by us. Same Store results also include the activities of our corporate headquarters.

Certain amounts in the financial statements may not compute due to rounding. All computations have been calculated using unrounded amounts for all periods presented.

SOURCE: Group 1 Automotive, Inc.
Investor contacts:
Sheila Roth
Manager, Investor Relations
Group 1 Automotive, Inc.
713-647-5741 | sroth@group1auto.com
Media contacts:
Pete DeLongchamps
Senior Vice President, Manufacturer Relations, Financial Services and Public Affairs
Group 1 Automotive, Inc.
713-647-5770 | pdelongchamps@group1auto.com
or
Clint Woods
Pierpont Communications, Inc.
713-627-2223 | cwoods@piercom.com

Group 1 Automotive, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In millions, except per share data)

	Three Months Ended March 31,
	2021	2020	Increase/(Decrease)	% Change
REVENUES:
New vehicle retail sales	$1,543.4	$1,342.2	$201.2	15.0%
Used vehicle retail sales	898.8	779.0	119.7	15.4%
Used vehicle wholesale sales	80.2	86.5	(6.3)	(7.2)%
Parts and service sales	360.6	370.6	(10.0)	(2.7)%
Finance, insurance and other, net	127.0	112.5	14.5	12.9%
Total revenues	3,010.0	2,690.8	319.2	11.9%
COST OF SALES:
New vehicle retail sales	1,444.3	1,279.4	165.0	12.9%
Used vehicle retail sales	839.2	736.9	102.3	13.9%
Used vehicle wholesale sales	76.3	85.5	(9.2)	(10.8)%
Parts and service sales	159.6	172.6	(13.0)	(7.5)%
Total cost of sales	2,519.4	2,274.3	245.0	10.8%
GROSS PROFIT	490.7	416.5	74.2	17.8%
Selling, general and administrative expenses	318.4	328.0	(9.5)	(2.9)%
Depreciation and amortization expense	19.5	18.6	0.9	4.7%
INCOME (LOSS) FROM OPERATIONS	152.7	69.9	82.8	118.5%
Floorplan interest expense	7.6	12.9	(5.3)	(41.2)%
Other interest expense, net	13.8	18.1	(4.3)	(23.9)%
INCOME (LOSS) BEFORE INCOME TAXES	131.4	38.9	92.5	237.8%
(Benefit) provision for income taxes	29.4	9.1	20.3	223.0%
NET INCOME (LOSS)	$101.9	$29.8	$72.2	242.3%
Less: Earnings (loss) allocated to participating securities	3.5	1.1	2.4	227.4%
Net income (loss) available to diluted common shares	$98.5	$28.7	$69.8	242.9%
DILUTED EARNINGS (LOSS) PER SHARE	$5.52	$1.61	$3.91	242.5%
Weighted average dilutive common shares outstanding	17.8	17.8	—	0.1%
Weighted average participating securities	0.6	0.7	—	(6.1)%
Total weighted average shares	18.5	18.5	—	(0.1)%
Effective tax rate	22.4%	23.4%	(1.0)%

Group 1 Automotive, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In millions)

	March 31, 2021	December 31, 2020	Increase/(Decrease)	% Change
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$82.9	$87.3	$(4.3)	(5.0)%
Contracts-in-transit and vehicle receivables, net of allowance of $0.2 and $0.3, respectively	254.7	211.2	43.5	20.6%
Accounts and notes receivable, net of allowance of $2.3 and $3.2, respectively	208.0	200.0	8.1	4.0%
Inventories, net	1,320.4	1,468.0	(147.5)	(10.0)%
Prepaid expenses	25.8	19.4	6.4	33.2%
Other current assets	19.3	18.4	0.8	4.6%
TOTAL CURRENT ASSETS	1,911.2	2,004.2	(93.0)	(4.6)%
Property and equipment, net of accumulated depreciation of $475.2 and $460.2, respectively	1,640.1	1,608.2	31.8	2.0%
Operating lease assets	204.8	209.9	(5.0)	(2.4)%
Goodwill	1,019.1	997.1	22.0	2.2%
Intangible franchise rights	236.3	232.8	3.6	1.5%
Other long-term assets	53.6	37.2	16.4	43.9%
TOTAL ASSETS	$5,065.1	$5,089.4	$(24.3)	(0.5)%

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Floorplan notes payable — credit facility and other, net of offset account of $231.9 and $160.4, respectively	$616.4	$767.6	$(151.2)	(19.7)%
Floorplan notes payable — manufacturer affiliates, net of offset account of $12.9 and $16.0, respectively	327.8	327.5	0.3	0.1%
Current maturities of long-term debt	64.3	56.7	7.6	13.4%
Current operating lease liabilities	20.2	21.5	(1.3)	(6.1)%
Accounts payable	439.9	442.6	(2.6)	(0.6)%
Accrued expenses and other current liabilities	243.9	226.9	17.0	7.5%
TOTAL CURRENT LIABILITIES	1,712.5	1,842.7	(130.2)	(7.1)%
Long-term debt	1,282.6	1,294.7	(12.0)	(0.9)%
Long-term operating lease liabilities	200.8	207.6	(6.7)	(3.3)%
Deferred income taxes	158.0	141.0	16.9	12.0%
Other long-term liabilities	134.5	153.8	(19.3)	(12.6)%
STOCKHOLDERS’ EQUITY:
Common stock	0.3	0.3	—	(0.3)%
Additional paid-in capital	305.7	308.3	(2.6)	(0.8)%
Retained earnings	1,914.2	1,817.9	96.3	5.3%
Accumulated other comprehensive income (loss)	(156.2)	(184.0)	27.9	(15.1)%
Treasury stock	(487.3)	(492.8)	5.5	(1.1)%
TOTAL STOCKHOLDERS’ EQUITY	1,576.6	1,449.6	127.1	8.8%
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,065.1	$5,089.4	$(24.3)	(0.5)%

Group 1 Automotive, Inc.
Additional Information - Consolidated
(Unaudited)

		Three Months Ended March 31,
		2021 (%)	2020 (%)
New vehicle unit sales geographic mix
Region	Geographic Market
United States	Texas	39.7	34.9
	Oklahoma	7.9	6.8
	California	5.7	4.8
	Massachusetts	5.4	4.4
	Georgia	5.1	4.5
	Florida	3.0	2.6
	Louisiana	2.1	2.1
	New Jersey	2.0	1.6
	New Hampshire	1.9	1.7
	South Carolina	1.7	1.8
	New Mexico	1.4	1.1
	Kansas	1.2	1.1
	Mississippi	0.8	1.0
	Alabama	0.7	0.5
	Maryland	0.5	0.4
		79.1	69.3

International	United Kingdom	17.7	25.2
	Brazil	3.2	5.6
		100.0	100.0

New vehicle unit sales brand mix
Toyota/Lexus		26.1	23.3
Volkswagen/Audi/Porsche/SEAT/SKODA		14.2	16.1
BMW/MINI		10.4	11.7
Ford/Lincoln		9.7	10.1
Honda/Acura		9.6	9.4
Chevrolet/GMC/Buick/Cadillac		7.2	6.8
Nissan		5.2	5.4
Mercedes-Benz/Smart/Sprinter		5.1	5.3
Hyundai/Kia/Genesis		4.7	4.1
Chrysler/Dodge/Jeep/RAM		4.2	3.5
Jaguar/Land Rover		2.2	2.5
Other		1.5	1.7
		100.0	100.0

Group 1 Automotive, Inc.
Reported Operating Data - Consolidated
(Unaudited)
(In millions, except unit data)

	Three Months Ended March 31,
	2021	2020	Increase/ (Decrease)	% Change	Currency Impact on Current Period Results	Constant Currency % Change
Revenues:
New vehicle retail sales	$1,543.4	$1,342.2	$201.2	15.0%	$13.3	14.0%
Used vehicle retail sales	898.8	779.0	119.7	15.4%	10.4	14.0%
Used vehicle wholesale sales	80.2	86.5	(6.3)	(7.2)%	1.4	(8.8)%
Total used	979.0	865.6	113.5	13.1%	11.8	11.7%
Parts and service sales	360.6	370.6	(10.0)	(2.7)%	2.0	(3.2)%
F&I, net	127.0	112.5	14.5	12.9%	0.5	12.5%
Total revenues	$3,010.0	$2,690.8	$319.2	11.9%	$27.8	10.8%
Gross profit:
New vehicle retail sales	$99.0	$62.8	$36.2	57.7%	$0.5	56.9%
Used vehicle retail sales	59.6	42.1	17.5	41.4%	0.3	40.7%
Used vehicle wholesale sales	3.9	1.0	2.9	293.5%	(0.1)	300.7%
Total used	63.5	43.1	20.4	47.3%	0.2	46.7%
Parts and service sales	201.1	198.0	3.0	1.5%	1.5	0.8%
F&I, net	127.0	112.5	14.5	12.9%	0.5	12.5%
Total gross profit	$490.7	$416.5	$74.2	17.8%	$2.7	17.2%
Gross margin:
New vehicle retail sales	6.4%	4.7%	1.7%
Used vehicle retail sales	6.6%	5.4%	1.2%
Used vehicle wholesale sales	4.9%	1.2%	3.8%
Total used	6.5%	5.0%	1.5%
Parts and service sales	55.8%	53.4%	2.3%
F&I, net	100.0%	100.0%	—%
Total gross margin	16.3%	15.5%	0.8%
Units sold:
Retail new vehicles sold	36,863	35,360	1,503	4.3%
Retail used vehicles sold	38,059	36,790	1,269	3.4%
Wholesale used vehicles sold	9,812	12,086	(2,274)	(18.8)%
Total used	47,871	48,876	(1,005)	(2.1)%
Average sales price per unit sold:
New vehicle retail	$41,868	$37,957	$3,910	10.3%	$362	9.3%
Used vehicle retail	$23,615	$21,175	$2,440	11.5%	$274	10.2%
Gross profit per unit sold:
New vehicle retail sales	$2,687	$1,777	$910	51.2%	$13	50.5%
Used vehicle retail sales	$1,566	$1,146	$420	36.7%	$8	36.0%
Used vehicle wholesale sales	$401	$83	$319	384.8%	$(7)	393.5%
Total used	$1,327	$883	$445	50.4%	$5	49.8%
F&I PRU	$1,695	$1,559	$137	8.8%	$6	8.3%
Other:
SG&A expenses	$318.4	$328.0	$(9.5)	(2.9)%	$1.9	(3.5)%
Adjusted SG&A expenses (1)	$317.5	$327.1	$(9.6)	(2.9)%	$1.8	(3.5)%
SG&A as % gross profit	64.9%	78.7%	(13.8)%
Adjusted SG&A as % gross profit (1)	64.7%	78.5%	(13.8)%
Operating margin %	5.1%	2.6%	2.5%
Adjusted operating margin % (1)	5.1%	2.6%	2.5%
Pretax margin %	4.4%	1.4%	2.9%
Adjusted pretax margin % (1)	4.4%	1.5%	2.9%
Floorplan expense:
Floorplan interest expense	$7.6	$12.9	$(5.3)	(41.2)%	$0.1	(41.9)%
Less: Floorplan assistance (2)	13.2	10.6	2.6	24.9%	—	24.9%
Net floorplan expense	$(5.6)	$2.3	$(7.9)	(345.5)%	$0.1	(349.3)%
(1) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.
(2) Floorplan assistance is included within New vehicle retail Gross profit above and New vehicle retail Cost of sales in our Condensed Consolidated Statements of Operations.

Group 1 Automotive, Inc.
Reported Operating Data - U.S.
(Unaudited)
(In millions, except unit data)

	Three Months Ended March 31,
	2021	2020	Increase/(Decrease)	% Change
Revenues:
New vehicle retail sales	$1,246.0	$988.4	$257.7	26.1%
Used vehicle retail sales	696.5	570.3	126.2	22.1%
Used vehicle wholesale sales	50.4	46.8	3.6	7.6%
Total used	746.9	617.1	129.8	21.0%
Parts and service sales	296.3	304.6	(8.3)	(2.7)%
F&I, net	115.1	97.4	17.7	18.1%
Total revenues	$2,404.3	$2,007.6	$396.8	19.8%
Gross profit:
New vehicle retail sales	$80.9	$47.3	$33.6	71.1%
Used vehicle retail sales	50.3	31.9	18.4	57.6%
Used vehicle wholesale sales	3.9	0.8	3.1	374.6%
Total used	54.3	32.8	21.5	65.6%
Parts and service sales	165.1	163.5	1.6	1.0%
F&I, net	115.1	97.4	17.7	18.1%
Total gross profit	$415.3	$340.9	$74.3	21.8%
Gross margin:
New vehicle retail sales	6.5%	4.8%	1.7%
Used vehicle retail sales	7.2%	5.6%	1.6%
Used vehicle wholesale sales	7.8%	1.8%	6.0%
Total used	7.3%	5.3%	2.0%
Parts and service sales	55.7%	53.7%	2.0%
F&I, net	100.0%	100.0%	—%
Total gross margin	17.3%	17.0%	0.3%
Units sold:
Retail new vehicles sold	29,152	24,495	4,657	19.0%
Retail used vehicles sold	30,431	27,668	2,763	10.0%
Wholesale used vehicles sold	6,440	7,027	(587)	(8.4)%
Total used	36,871	34,695	2,176	6.3%
Average sales price per unit sold:
New vehicle retail	$42,743	$40,350	$2,393	5.9%
Used vehicle retail	$22,888	$20,613	$2,275	11.0%
Gross profit per unit sold:
New vehicle retail sales	$2,774	$1,929	$845	43.8%
Used vehicle retail sales	$1,654	$1,154	$499	43.3%
Used vehicle wholesale sales	$610	$118	$492	417.9%
Total used	$1,471	$944	$527	55.8%
F&I PRU	$1,931	$1,868	$64	3.4%
Other:
SG&A expenses	$261.7	$257.5	$4.2	1.6%
Adjusted SG&A expenses (1)	$261.4	$257.5	$3.8	1.5%
SG&A as % gross profit	63.0%	75.5%	(12.5)%
Adjusted SG&A as % gross profit (1)	62.9%	75.5%	(12.6)%
(1) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.

Group 1 Automotive, Inc.
Reported Operating Data - U.K.
(Unaudited)
(In millions, except unit data)

	Three Months Ended March 31,
	2021	2020	Increase/ (Decrease)	% Change	Currency Impact on Current Period Results	Constant Currency % Change
Revenues:
New vehicle retail sales	$263.2	$296.3	$(33.1)	(11.2)%	$21.4	(18.4)%
Used vehicle retail sales	191.6	188.8	2.8	1.5%	13.0	(5.4)%
Used vehicle wholesale sales	27.8	35.8	(8.0)	(22.4)%	1.9	(27.6)%
Total used	219.4	224.6	(5.2)	(2.3)%	14.9	(8.9)%
Parts and service sales	56.5	56.4	—	0.1%	3.9	(6.9)%
F&I, net	10.6	13.3	(2.8)	(20.7)%	0.8	(26.8)%
Total revenues	$549.6	$590.7	$(41.0)	(6.9)%	$41.2	(13.9)%
Gross profit:
New vehicle retail sales	$14.8	$12.1	$2.7	22.6%	$1.3	11.8%
Used vehicle retail sales	8.2	9.2	(1.0)	(10.8)%	0.6	(17.0)%
Used vehicle wholesale sales	(0.2)	—	(0.1)	(412.9)%	—	(305.7)%
Total used	8.0	9.1	(1.1)	(12.2)%	0.5	(18.1)%
Parts and service sales	32.6	30.3	2.3	7.6%	2.3	0.1%
F&I, net	10.6	13.3	(2.8)	(20.7)%	0.8	(26.8)%
Total gross profit	$66.0	$64.8	$1.2	1.8%	$4.9	(5.8)%
Gross margin:
New vehicle retail sales	5.6%	4.1%	1.5%
Used vehicle retail sales	4.3%	4.9%	(0.6)%
Used vehicle wholesale sales	(0.6)%	(0.1)%	(0.5)%
Total used	3.7%	4.1%	(0.4)%
Parts and service sales	57.8%	53.7%	4.1%
F&I, net	100.0%	100.0%	—%
Total gross margin	12.0%	11.0%	1.0%
Units sold:
Retail new vehicles sold	6,540	8,894	(2,354)	(26.5)%
Retail used vehicles sold	7,112	8,024	(912)	(11.4)%
Wholesale used vehicles sold	3,138	4,584	(1,446)	(31.5)%
Total used	10,250	12,608	(2,358)	(18.7)%
Average sales price per unit sold:
New vehicle retail	$40,240	$33,314	$6,926	20.8%	$3,279	10.9%
Used vehicle retail	$26,941	$23,528	$3,413	14.5%	$1,829	6.7%
Gross profit per unit sold:
New vehicle retail sales	$2,261	$1,356	$905	66.8%	$200	52.0%
Used vehicle retail sales	$1,149	$1,141	$8	0.7%	$81	(6.4)%
Used vehicle wholesale sales	$(51)	$(7)	$(44)	(649.3)%	$(11)	(492.7)%
Total used	$782	$724	$58	8.0%	$53	0.7%
F&I PRU	$773	$787	$(14)	(1.8)%	$59	(9.3)%
Other:
SG&A expenses	$49.6	$59.8	$(10.2)	(17.0)%	$3.5	(23.0)%
Adjusted SG&A expenses (1)	$49.1	$59.8	$(10.8)	(18.0)%	$3.5	(23.9)%
SG&A as % gross profit	75.2%	92.3%	(17.1)%
Adjusted SG&A as % gross profit (1)	74.3%	92.3%	(18.0)%
(1) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.

Group 1 Automotive, Inc.
Reported Operating Data - Brazil
(Unaudited)
(In millions, except unit data)

	Three Months Ended March 31,
	2021	2020	Increase/ (Decrease)	% Change	Currency Impact on Current Period Results	Constant Currency % Change
Revenues:
New vehicle retail sales	$34.1	$57.5	$(23.3)	(40.6)%	$(8.1)	(26.5)%
Used vehicle retail sales	10.7	19.9	(9.3)	(46.5)%	(2.6)	(33.6)%
Used vehicle wholesale sales	2.0	3.8	(1.8)	(47.6)%	(0.5)	(34.6)%
Total used	12.7	23.8	(11.1)	(46.7)%	(3.1)	(33.7)%
Parts and service sales	7.9	9.6	(1.7)	(17.6)%	(1.9)	2.3%
F&I, net	1.4	1.7	(0.3)	(19.9)%	(0.3)	(0.7)%
Total revenues	$56.1	$92.5	$(36.5)	(39.4)%	$(13.4)	(24.9)%
Gross profit:
New vehicle retail sales	$3.4	$3.5	$(0.1)	(3.5)%	$(0.8)	19.6%
Used vehicle retail sales	1.1	1.1	0.1	5.5%	(0.3)	30.1%
Used vehicle wholesale sales	0.2	0.2	—	(17.0)%	—	1.5%
Total used	1.3	1.3	—	1.8%	(0.3)	25.5%
Parts and service sales	3.3	4.2	(0.9)	(20.3)%	(0.8)	(1.0)%
F&I, net	1.4	1.7	(0.3)	(19.9)%	(0.3)	(0.7)%
Total gross profit	$9.4	$10.7	$(1.3)	(12.1)%	$(2.3)	8.9%
Gross margin:
New vehicle retail sales	9.9%	6.1%	3.8%
Used vehicle retail sales	10.4%	5.3%	5.1%
Used vehicle wholesale sales	8.4%	5.3%	3.1%
Total used	10.1%	5.3%	4.8%
Parts and service sales	42.5%	43.9%	(1.4)%
F&I, net	100.0%	100.0%	—%
Total gross margin	16.7%	11.5%	5.2%
Units sold:
Retail new vehicles sold	1,171	1,971	(800)	(40.6)%
Retail used vehicles sold	516	1,098	(582)	(53.0)%
Wholesale used vehicles sold	234	475	(241)	(50.7)%
Total used	750	1,573	(823)	(52.3)%
Average sales price per unit sold:
New vehicle retail	$29,159	$29,169	$(11)	—%	$(6,926)	23.7%
Used vehicle retail	$20,662	$18,154	$2,508	13.8%	$(5,004)	41.4%
Gross profit per unit sold:
New vehicle retail sales	$2,894	$1,782	$1,112	62.4%	$(693)	101.3%
Used vehicle retail sales	$2,148	$957	$1,191	124.5%	$(502)	176.9%
Used vehicle wholesale sales	$725	$430	$295	68.6%	$(161)	106.1%
Total used	$1,704	$798	$906	113.6%	$(396)	163.2%
F&I PRU	$816	$560	$256	45.7%	$(196)	80.6%
Other:
SG&A expenses	$7.1	$10.6	$(3.5)	(33.1)%	$(1.6)	(18.0)%
Adjusted SG&A expenses (1)	$7.1	$9.7	$(2.6)	(27.0)%	$(1.7)	(9.7)%
SG&A as % gross profit	75.5%	99.1%	(23.7)%
Adjusted SG&A as % gross profit (1)	75.5%	90.9%	(15.4)%
(1) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.

Group 1 Automotive, Inc.
Same Store Operating Data - Consolidated
(Unaudited)
(In millions, except unit data)

	Three Months Ended March 31,
	2021	2020	Increase/ (Decrease)	% Change	Currency Impact on Current Period Results	Constant Currency % Change
Revenues:
New vehicle retail sales	$1,542.9	$1,332.0	$210.8	15.8%	$13.3	14.8%
Used vehicle retail sales	898.2	770.5	127.7	16.6%	10.4	15.2%
Used vehicle wholesale sales	80.2	85.5	(5.4)	(6.3)%	1.4	(7.9)%
Total used	978.4	856.1	122.3	14.3%	11.8	12.9%
Parts and service sales	358.1	364.2	(6.1)	(1.7)%	1.9	(2.2)%
F&I, net	127.0	111.5	15.5	13.9%	0.5	13.5%
Total revenues	$3,006.3	$2,663.7	$342.6	12.9%	$27.6	11.8%
Gross profit:
New vehicle retail sales	$99.1	$62.2	$36.9	59.4%	$0.5	58.6%
Used vehicle retail sales	59.6	41.9	17.7	42.3%	0.3	41.5%
Used vehicle wholesale sales	4.0	1.0	3.0	295.2%	(0.1)	301.0%
Total used	63.6	42.9	20.7	48.2%	0.3	47.7%
Parts and service sales	200.0	194.7	5.3	2.7%	1.4	2.0%
F&I, net	127.0	111.5	15.5	13.9%	0.5	13.5%
Total gross profit	$489.6	$411.3	$78.4	19.1%	$2.7	18.4%
Gross margin:
New vehicle retail sales	6.4%	4.7%	1.8%
Used vehicle retail sales	6.6%	5.4%	1.2%
Used vehicle wholesale sales	5.0%	1.2%	3.8%
Total used	6.5%	5.0%	1.5%
Parts and service sales	55.8%	53.5%	2.4%
F&I, net	100.0%	100.0%	—%
Total gross margin	16.3%	15.4%	0.8%
Units sold:
Retail new vehicles sold	36,851	35,082	1,769	5.0%
Retail used vehicles sold	38,027	36,331	1,696	4.7%
Wholesale used vehicles sold	9,799	11,921	(2,122)	(17.8)%
Total used	47,826	48,252	(426)	(0.9)%
Average sales price per unit sold:
New vehicle retail	$41,868	$37,969	$3,899	10.3%	$361	9.3%
Used vehicle retail	$23,621	$21,209	$2,412	11.4%	$273	10.1%
Gross profit per unit sold:
New vehicle retail sales	$2,689	$1,772	$917	51.7%	$13	51.0%
Used vehicle retail sales	$1,567	$1,153	$414	35.9%	$8	35.2%
Used vehicle wholesale sales	$408	$85	$323	380.8%	$(6)	387.9%
Total used	$1,330	$889	$441	49.6%	$5	49.0%
F&I PRU	$1,696	$1,561	$135	8.6%	$6	8.2%
Other:
SG&A expenses	$317.3	$322.3	$(4.9)	(1.5)%	$1.8	(2.1)%
Adjusted SG&A expenses (1)	$316.1	$321.4	$(5.3)	(1.6)%	$1.7	(2.2)%
SG&A as % gross profit	64.8%	78.4%	(13.6)%
Adjusted SG&A as % gross profit (1)	64.6%	78.1%	(13.6)%
Operating margin %	5.1%	2.7%	2.4%
Adjusted operating margin % (1)	5.1%	2.7%	2.4%
(1) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.

Group 1 Automotive, Inc.
Same Store Operating Data - U.S.
(Unaudited)
(In millions, except unit data)

	Three Months Ended March 31,
	2021	2020	Increase/(Decrease)	% Change
Revenues:
New vehicle retail sales	$1,245.7	$979.3	$266.4	27.2%
Used vehicle retail sales	696.4	562.8	133.6	23.7%
Used vehicle wholesale sales	50.4	45.9	4.5	9.8%
Total used	746.8	608.7	138.1	22.7%
Parts and service sales	295.5	301.9	(6.4)	(2.1)%
F&I, net	115.1	96.6	18.5	19.2%
Total revenues	$2,403.1	$1,986.5	$416.6	21.0%
Gross profit:
New vehicle retail sales	$80.9	$46.7	$34.3	73.4%
Used vehicle retail sales	50.3	31.8	18.6	58.6%
Used vehicle wholesale sales	3.9	0.8	3.1	367.2%
Total used	54.3	32.6	21.7	66.5%
Parts and service sales	164.7	161.8	2.9	1.8%
F&I, net	115.1	96.6	18.5	19.2%
Total gross profit	$415.0	$337.6	$77.4	22.9%
Gross margin:
New vehicle retail sales	6.5%	4.8%	1.7%
Used vehicle retail sales	7.2%	5.6%	1.6%
Used vehicle wholesale sales	7.8%	1.8%	6.0%
Total used	7.3%	5.4%	1.9%
Parts and service sales	55.7%	53.6%	2.1%
F&I, net	100.0%	100.0%	—%
Total gross margin	17.3%	17.0%	0.3%
Units sold:
Retail new vehicles sold	29,148	24,271	4,877	20.1%
Retail used vehicles sold	30,425	27,280	3,145	11.5%
Wholesale used vehicles sold	6,440	6,897	(457)	(6.6)%
Total used	36,865	34,177	2,688	7.9%
Average sales price per unit sold:
New vehicle retail	$42,738	$40,349	$2,389	5.9%
Used vehicle retail	$22,890	$20,631	$2,259	10.9%
Gross profit per unit sold:
New vehicle retail sales	$2,777	$1,923	$854	44.4%
Used vehicle retail sales	$1,655	$1,164	$491	42.2%
Used vehicle wholesale sales	$612	$122	$489	400.3%
Total used	$1,473	$954	$519	54.4%
F&I PRU	$1,931	$1,873	$58	3.1%
Other:
SG&A expenses	$262.0	$253.9	$8.1	3.2%
Adjusted SG&A expenses (1)	$260.8	$253.9	$6.8	2.7%
SG&A as % gross profit	63.1%	75.2%	(12.1)%
Adjusted SG&A as % gross profit (1)	62.8%	75.2%	(12.4)%
(1) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.

Group 1 Automotive, Inc.
Same Store Operating Data - U.K.
(Unaudited)
(In millions, except unit data)

	Three Months Ended March 31,
	2021	2020	Increase/ (Decrease)	% Change	Currency Impact on Current Period Results	Constant Currency % Change
Revenues:
New vehicle retail sales	$263.0	$295.2	$(32.2)	(10.9)%	$21.4	(18.2)%
Used vehicle retail sales	191.1	187.8	3.4	1.8%	13.0	(5.1)%
Used vehicle wholesale sales	27.8	35.8	(8.0)	(22.4)%	1.9	(27.6)%
Total used	218.9	223.6	(4.7)	(2.1)%	14.8	(8.7)%
Parts and service sales	54.7	52.7	2.0	3.9%	3.8	(3.3)%
F&I, net	10.5	13.2	(2.7)	(20.1)%	0.8	(26.3)%
Total revenues	$547.2	$584.7	$(37.5)	(6.4)%	$41.1	(13.4)%
Gross profit:
New vehicle retail sales	$14.8	$12.0	$2.8	23.1%	$1.3	12.3%
Used vehicle retail sales	8.1	9.1	(0.9)	(10.4)%	0.6	(16.6)%
Used vehicle wholesale sales	(0.1)	—	(0.1)	(208.2)%	—	(147.1)%
Total used	8.0	9.1	(1.0)	(11.2)%	0.5	(17.3)%
Parts and service sales	32.0	28.7	3.2	11.2%	2.3	3.4%
F&I, net	10.5	13.2	(2.7)	(20.1)%	0.8	(26.3)%
Total gross profit	$65.3	$63.0	$2.3	3.7%	$4.9	(4.1)%
Gross margin:
New vehicle retail sales	5.6%	4.1%	1.6%
Used vehicle retail sales	4.3%	4.8%	(0.6)%
Used vehicle wholesale sales	(0.4)%	(0.1)%	(0.3)%
Total used	3.7%	4.0%	(0.4)%
Parts and service sales	58.4%	54.5%	3.9%
F&I, net	100.0%	100.0%	—%
Total gross margin	11.9%	10.8%	1.2%
Units sold:
Retail new vehicles sold	6,532	8,840	(2,308)	(26.1)%
Retail used vehicles sold	7,086	7,953	(867)	(10.9)%
Wholesale used vehicles sold	3,125	4,549	(1,424)	(31.3)%
Total used	10,211	12,502	(2,291)	(18.3)%
Average sales price per unit sold:
New vehicle retail	$40,262	$33,397	$6,866	20.6%	$3,280	10.7%
Used vehicle retail	$26,975	$23,612	$3,363	14.2%	$1,829	6.5%
Gross profit per unit sold:
New vehicle retail sales	$2,260	$1,356	$904	66.7%	$200	51.9%
Used vehicle retail sales	$1,149	$1,142	$7	0.6%	$80	(6.4)%
Used vehicle wholesale sales	$(34)	$(8)	$(27)	(348.7)%	$(7)	(259.6)%
Total used	$787	$724	$63	8.7%	$54	1.3%
F&I PRU	$774	$786	$(12)	(1.5)%	$59	(9.1)%
Other:
SG&A expenses	$48.2	$57.8	$(9.6)	(16.6)%	$3.4	(22.6)%
SG&A as % gross profit	73.8%	91.8%	(18.0)%

Group 1 Automotive, Inc.
Same Store Operating Data - Brazil
(Unaudited)
(In millions, except unit data)

	Three Months Ended March 31,
	2021	2020	Increase/ (Decrease)	% Change	Currency Impact on Current Period Results	Constant Currency % Change
Revenues:
New vehicle retail sales	$34.1	$57.5	$(23.3)	(40.6)%	$(8.1)	(26.5)%
Used vehicle retail sales	10.7	19.9	(9.3)	(46.5)%	(2.6)	(33.6)%
Used vehicle wholesale sales	2.0	3.8	(1.8)	(47.6)%	(0.5)	(34.6)%
Total used	12.7	23.8	(11.1)	(46.7)%	(3.1)	(33.7)%
Parts and service sales	7.9	9.6	(1.7)	(17.6)%	(1.9)	2.3%
F&I, net	1.4	1.7	(0.3)	(19.9)%	(0.3)	(0.7)%
Total revenues	$56.1	$92.5	$(36.5)	(39.4)%	$(13.4)	(24.9)%
Gross profit:
New vehicle retail sales	$3.4	$3.5	$(0.1)	(3.5)%	$(0.8)	19.6%
Used vehicle retail sales	1.1	1.1	0.1	5.5%	(0.3)	30.1%
Used vehicle wholesale sales	0.2	0.2	—	(17.0)%	—	1.5%
Total used	1.3	1.3	—	1.8%	(0.3)	25.5%
Parts and service sales	3.3	4.2	(0.9)	(20.4)%	(0.8)	(1.1)%
F&I, net	1.4	1.7	(0.3)	(19.9)%	(0.3)	(0.7)%
Total gross profit	$9.4	$10.7	$(1.3)	(12.2)%	$(2.3)	8.9%
Gross margin:
New vehicle retail sales	9.9%	6.1%	3.8%
Used vehicle retail sales	10.4%	5.3%	5.1%
Used vehicle wholesale sales	8.4%	5.3%	3.1%
Total used	10.1%	5.3%	4.8%
Parts and service sales	42.5%	44.0%	(1.5)%
F&I, net	100.0%	100.0%	—%
Total gross margin	16.7%	11.5%	5.2%
Units sold:
Retail new vehicles sold	1,171	1,971	(800)	(40.6)%
Retail used vehicles sold	516	1,098	(582)	(53.0)%
Wholesale used vehicles sold	234	475	(241)	(50.7)%
Total used	750	1,573	(823)	(52.3)%
Average sales price per unit sold:
New vehicle retail	$29,159	$29,169	$(11)	—%	$(6,926)	23.7%
Used vehicle retail	$20,662	$18,154	$2,508	13.8%	$(5,004)	41.4%
Gross profit per unit sold:
New vehicle retail sales	$2,894	$1,782	$1,112	62.4%	$(693)	101.3%
Used vehicle retail sales	$2,148	$957	$1,191	124.4%	$(502)	176.9%
Used vehicle wholesale sales	$725	$430	$295	68.6%	$(161)	106.1%
Total used	$1,704	$798	$906	113.5%	$(396)	163.1%
F&I PRU	$816	$560	$256	45.7%	$(196)	80.6%
Other:
SG&A expenses	$7.1	$10.5	$(3.4)	(32.2)%	$(1.6)	(16.8)%
Adjusted SG&A expenses (1)	$7.1	$9.7	$(2.5)	(26.0)%	$(1.7)	(8.4)%
SG&A as % gross profit	76.2%	98.7%	(22.5)%
Adjusted SG&A as % gross profit (1)	76.2%	90.4%	(14.2)%
(1) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.

Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures - Consolidated
(Unaudited)
(In millions, except per share data)

	Three Months Ended March 31, 2021
	U.S. GAAP	Catastrophic events	Dealership and real estate transactions	Legal matters	Non-GAAP adjusted
SG&A expenses	$318.4	$(2.2)	$0.3	$1.0	$317.5
Income (loss) from operations	$152.7	$2.2	$(0.3)	$(1.0)	$153.7

Income (loss) before income taxes	$131.4	$2.2	$(0.3)	$(1.0)	$132.3
Less: (Benefit) provision for income taxes	29.4	0.5	(0.1)	(0.2)	29.6
Net income (loss)	101.9	1.7	(0.2)	(0.8)	102.7
Less: Earnings (loss) allocated to participating securities	3.5	0.1	—	—	3.5
Net income (loss) available to diluted common shares	$98.5	$1.7	$(0.2)	$(0.7)	$99.2

Diluted income (loss) per common share	$5.52	$0.09	$(0.01)	$(0.04)	$5.57

Effective tax rate	22.4%				22.4%

SG&A as % gross profit (1)	64.9%				64.7%
Operating margin (2)	5.1%				5.1%
Pretax margin (2)	4.4%				4.4%

Same Store SG&A	$317.3	$(2.2)	$—	$1.0	$316.1
Same Store SG&A as % gross profit (1)	64.8%				64.6%

Same Store income (loss) from operations	$153.1	$2.2	$—	$(1.0)	$154.4
Same Store operating margin (2)	5.1%				5.1%
(1) Adjusted SG&A as % of gross profit excludes the impact of SG&A reconciling items above.
(2) Adjusted operating margin and pretax margin exclude the impact of SG&A reconciling items above.

Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures - Consolidated
(Unaudited)
(In millions, except per share data)

	Three Months Ended March 31, 2020
	U.S. GAAP	Severance costs	Non-GAAP adjusted
SG&A expenses	$328.0	$(0.9)	$327.1
Income (loss) from operations	$69.9	$0.9	$70.8

Income (loss) before income taxes	$38.9	$0.9	$39.8
Less: (Benefit) provision for income taxes	9.1	0.1	9.2
Net income (loss)	29.8	0.8	30.6
Less: Earnings (loss) allocated to participating securities	1.1	—	1.1
Net income (loss) available to diluted common shares	$28.7	$0.8	$29.5

Diluted income (loss) per common share	$1.61	$0.04	$1.66

Effective tax rate	23.4%		23.2%

SG&A as % gross profit (1)	78.7%		78.5%
Operating margin (2)	2.6%		2.6%
Pretax margin (2)	1.4%		1.5%

Same Store SG&A expenses	$322.3	$(0.9)	$321.4
Same Store SG&A as % gross profit (1)	78.4%		78.1%

Same Store income (loss) from operations	$70.7	$0.9	$71.6
Same Store operating margin (2)	2.7%		2.7%
(1) Adjusted SG&A as % of gross profit excludes the impact of SG&A reconciling items above.
(2) Adjusted operating margin and pretax margin exclude the impact of SG&A reconciling items above.

Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures - U.S.
(Unaudited)
(In millions)

	Three Months Ended March 31, 2021
	U.S. GAAP	Catastrophic events	Dealership and real estate transactions	Legal settlements	Non-GAAP adjusted
SG&A expenses	$261.7	$(2.2)	$0.9	$1.0	$261.4
SG&A as % gross profit (1)	63.0%				62.9%

Same Store SG&A	$262.0	$(2.2)	$—	$1.0	$260.8
Same Store SG&A as % gross profit (1)	63.1%				62.8%
(1) Adjusted SG&A as % of gross profit excludes the impact of SG&A reconciling items above.

Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures - U.K.
(Unaudited)
(In millions)

	Three Months Ended March 31, 2021
	U.S. GAAP	Dealership and real estate transactions	Non-GAAP Adjusted
SG&A expenses	$49.6	$(0.6)	$49.1
SG&A as % gross profit (1)	75.2%		74.3%
(1) Adjusted SG&A as % of gross profit excludes the impact of SG&A reconciling items above.

Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures - Brazil
(Unaudited)
(In millions)

	Three Months Ended March 31, 2020
	U.S. GAAP	Severance costs	Non-GAAP adjusted
SG&A expenses	$10.6	$(0.9)	$9.7
SG&A as % gross profit (1)	99.1%		90.9%

Same Store SG&A	$10.5	$(0.9)	$9.7
Same Store SG&A as % gross profit (1)	98.7%		90.4%
(1) Adjusted SG&A as % of gross profit excludes the impact of SG&A reconciling items above.